UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 21, 2016

ATLANTIC POWER CORPORATION

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-34691	55-0886410
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3 Allied Drive, Suite 220 Dedham, MA	02026
(Address of principal executive offices)	(Zip Code)

(617) 977-2400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.                                        Regulation FD Disclosure.

Launch of Syndication of Proposed New Senior Secured Credit Facilities

On March 21, 2016, Atlantic Power Corporation (the “Company”)  issued a press release announcing that, as part of the Company’s ongoing plans to reshape its balance sheet and further reduce its near-term debt maturities, it intends to refinance 1) the existing senior secured term loan of Atlantic Power Limited Partnership (“APLP”), a wholly-owned, indirect subsidiary of the Company (the “APLP Term Loan”), and 2) APLP’s existing $210 million senior secured revolving credit facility (the “APLP Revolver”).  APLP Holdings Limited Partnership (“APLP Holdings”), a wholly-owned, direct and indirect subsidiary of the Company that directly and indirectly wholly owns APLP, launched the syndication of proposed new senior secured credit facilities, comprising up to $700 million in aggregate principal amount of senior secured term loan facilities (the “New Term Loan”) and up to $210 million in aggregate principal amount of senior secured revolving credit facilities (the “New Revolver” and, together with the New Term Loan, the “New Credit Facilities”).

The Company and its subsidiaries expect to use the New Credit Facilities, subject to entry into definitive documentation for the New Credit Facilities, satisfaction of the conditions to closing thereunder and the other matters more fully described below, to:

•               replace the APLP Revolver maturing in February 2018;

•               fund the optional prepayment of the APLP Term Loan, which has an outstanding principal amount of $473.2 million as of December 31, 2015 and matures in February 2021;

•               fund the optional prepayment or redemption, subject to the Company’s definitive determination to issue respective notices of redemption, of the Company’s outstanding Cdn$67.3 million 6.25% Convertible Unsecured Subordinated Debentures, Series A, maturing in March 2017, and the Company’s outstanding Cdn$75.8 million 5.60% Convertible Unsecured Subordinated Debentures, Series B, maturing in June 2017 (total US$ equivalent $103.4 million as of December 31, 2015);

•               provide for ongoing working capital needs of the Company and of APLP Holdings and its subsidiaries;

•               support APLP Holdings’ and its subsidiaries’ collateral support obligations to contract counterparties;

•               provide for general corporate purposes of APLP Holdings and its subsidiaries;

•               fund a debt service reserve for the new revolving credit facility;

•               pay transaction costs and expenses; and

•               (upon closing) make a distribution to the Company from remaining proceeds of the term loan, which the Company may use for any corporate purpose, which may include, at the discretion of the Company, taking into account available funds, market conditions and other relevant factors, repurchase of the Company’s $117 million of 5.75% Convertible Unsecured Subordinated Debentures, Series C, due June 2019 , the Company’s Cdn$90 million of 6.00% Convertible Unsecured Subordinated Debentures, Series D, due December 2019 and the Company’s preferred and common equity and other potential initiatives to reshape the Company’s capital structure.

The New Term Loan is expected to have a seven-year maturity (two years later than the maturity of the APLP Term Loan) and the New Revolver a five-year maturity (three years later that the maturity of the APLP Revolver).  Following completion of the refinancing, the Company will have no corporate debt maturities prior to 2019.  Although initially this refinancing will not result in a net reduction in debt, debt reduction is expected to occur over time through mandatory amortization of the new term loan and a 50% cash sweep.

Subject to and concurrent with the closing of this transaction, two other indirect, wholly-owned subsidiaries of the Company – Atlantic Power Transmission, Inc. (“APT”) and Atlantic Power Generation, Inc. (“APG”) – will be contributed to APLP Holdings.  Five of the six power generating assets owned by APT and APG will be added to the existing borrower’s collateral package of 17 power generating assets.  The collateral package for the New Credit Facilities will thus consist of a first lien on 16 of the 17 APLP projects, a pledge of the Company’s equity interest in the remaining APLP project, and a pledge of the Company’s equity interests in the five contributed projects at APT and APG.  In addition, the Company will provide a downstream guarantee of the New Credit Facilities.

APLP’s existing Cdn$210 million aggregate principal amount of 5.95% Senior Unsecured Medium Term Notes maturing in June 2036 (the “MTNs”) prohibit APLP (subject to certain exceptions) from granting liens over any of its assets (and those of its material subsidiaries) to secure any indebtedness, unless the MTNs are secured equally and ratably with such other indebtedness.  Accordingly, in connection with the execution of the New Credit Facilities, APLP will grant an equal and ratable security interest in the collateral package securing the New Credit Facilities in favor of the trustee for the benefit of the holders of the MTNs.

The closing of the New Credit Facilities is subject to syndication, the conclusion of negotiations, execution of definitive documentation, receipt of requisite approvals and satisfaction of customary closing conditions.  There can be no assurance that APLP Holdings will be successful in its syndication efforts or that APLP Holdings will be able to enter into the New Credit Facilities.

The Company has appointed Goldman Sachs Lending Partners LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated as joint lead arrangers for the New Credit Facilities.

Subject to the conclusion of negotiations and execution of definitive documentation and other matters noted above, the following is a summary of certain anticipated terms of the New Credit Facilities:

The New Credit Facilities will be subject to customary mandatory prepayment provisions, including:

•               1% of outstanding principal per annum;

•               50% of excess cash flow from APLP Holdings; and

•               from proceeds of asset sales, insurance proceeds, and incurrence of indebtedness, in each case subject to applicable thresholds and customary carve-outs.

The New Credit Facilities will require APLP Holdings and its subsidiary guarantors to maintain a maximum leverage ratio of total debt to Project Adjusted EBITDA and a minimum interest coverage ratio of Project Adjusted EBITDA to cash interest expense. The levels of these ratios have not yet been determined.  In addition, the New Credit Facilities will include customary restrictions and limitations on APLP Holdings’ and its subsidiary guarantors’ ability to (i) incur additional indebtedness; (ii) grant liens on any of their assets; (iii) change their conduct of business or enter into mergers, consolidations, reorganizations, or certain other corporate transactions; (iv) dispose of assets; (v) modify material contractual obligations; (vi) enter into affiliate transactions; (vii) incur capital expenditures, and (viii) make dividend payments or other distributions, in each case subject to customary carve-outs and exceptions and various negotiated thresholds.

If the Company experiences a change of control (as defined in the New Credit Facilities), unless the Company elects to make a voluntary prepayment of the term loan under the New Credit Facilities, it will be required to offer each electing lender to prepay such lender’s outstanding principal amount of term loans under the New Credit Facilities at a price equal to 101% of par, plus all accrued interest.

The New Credit Facilities will permit APLP Holdings to request one or more incremental term loan facilities in an aggregate principal amount not to exceed $120 million, which may be used (i) to repay indebtedness of the Company, APLP Holdings or any of APLP Holdings’ subsidiary guarantors; (ii) for general working capital purposes of the Company, APLP Holdings or any subsidiary of the Company, and (iii) other general corporate purposes of APLP Holdings and any of APLP Holdings’ subsidiary guarantors.  Such incremental term loan facility would be subject to syndication, the conclusion of negotiations, execution of definitive documentation, receipt of requisite approvals and satisfaction of customary closing conditions.  There can be no assurance that APLP Holdings will request one or more incremental term loan facilities nor, if requested, that it will be successful in its syndication efforts or that APLP Holdings will be able to enter into any such incremental term loan facilities.

A copy of the Company’s press release is attached as Exhibit 99.1 hereto and  is incorporated by reference herein.

Certain Information Provided to Prospective Lenders

Certain information that will be provided to prospective lenders in connection with the launch of the syndication of the Credit Facilities is attached as Exhibit 99.2 hereto and is incorporated by reference herein. The information in Exhibit 99.2 should be read in conjunction with the information contained in the Company’s filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The information in this Item 7.01, including Exhibits 99.1 and 99.2, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, nor shall such information be deemed to be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise stated in that filing.

Item 9.01.                                        Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description
99.1	Press Release of the Company, dated March 21, 2016.
99.2	Certain Information to be Provided to Prospective Lenders in Connection with the Launch of Syndication of the Credit Facilities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlantic Power Corporation

Dated: March 21, 2016	By:	/s/ Terrence Ronan
Name: Terrence Ronan
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of the Company, dated March 21, 2016.
99.2	Certain Information to be Provided to Prospective Lenders in Connection with the Launch of Syndication of the Credit Facilities.